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                                                                    EXHIBIT 23.4



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of The Continuum Company, Inc. of our report dated April 21, 1995 which appears on page 22 of Hogan Systems, Inc. Annual Report on Form 10-K for the year ended March 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 29 of such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse LLP



PRICE WATERHOUSE LLP



Dallas, Texas


February 12, 1996